Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our audit report included in this Form 10-K, into Emerging Vision, Inc.’s previously filed Registration Statements.

/s/ MILLER, ELLIN & COMPANY, LLP

New York, New York

March 31, 2006